Exhibit 10.4.1

FOURTH AMENDMENT TO

CREDIT AGREEMENT

This Fourth Amendment to Credit Agreement (the “Fourth Amendment”) is made as of the 15th day of January, 2008 by and among

SAKS INCORPORATED, a corporation organized under the laws of the State of Tennessee, having a place of business at 12 East 49th Street, 18th Floor, New York, NY 10017;

the LENDERS party hereto; and

BANK OF AMERICA, N.A., as successor in interest to Fleet Retail Group, LLC (f/k/a Fleet Retail Group, Inc.), as Agent for the Lenders, a national banking association, having a place of business at 100 Federal Street, Boston, Massachusetts 02110; and

CITICORP NORTH AMERICA, INC., as Syndication Agent; and

WACHOVIA BANK, NATIONAL ASSOCIATION, JPMORGAN CHASE BANK, N.A. and GENERAL ELECTRIC CAPITAL CORPORATION, as Co-Documentation Agents

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

WITNESSETH

WHEREAS, the Borrower, the Agent, the Syndication Agent, the Co-Documentation Agents and the Lenders have entered into an Amended and Restated Credit Agreement dated as of November 26, 2003 (as amended and in effect, the “Credit Agreement”); and

WHEREAS, the Borrower, the Agent, the Lenders, the Syndication Agent and the Co-Documentation Agents have agreed to amend certain provisions of the Credit Agreement as set forth herein.

NOW THEREFORE, it is hereby agreed as follows:

1.	Definitions. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2.	Amendment to Article 5 of the Credit Agreement. Section 5.2(e) is hereby deleted in its entirety and the following substituted in its stead:

“(e) As soon as available, but in any event not later than forty-five (45) days after the close of each Fiscal Year, annual forecasts (to include forecasted consolidated balance sheets, income statements and statements of cash flow) for the Borrower and its Consolidated Subsidiaries as at the end of and for each fiscal quarter of the current Fiscal Year.”

3.	Amendments to Article 7 of the Credit Agreement. The provisions of Article 7 of the Credit Agreement are hereby amended as follows:

a.	Section 7.4(b) of the Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

“(b) The Borrower shall, and shall cause each Credit Party and other Material Subsidiary to, permit representatives and independent contractors of the Agent, and any Lender electing to accompany such representatives or independent contractors at its own cost (other than CNAI, whose expenses shall be paid by the Borrower, subject to the provisions of Section 13.7 hereof), to (i) visit and inspect any of its properties (subject to the rights of third party tenants in possession), to conduct audits, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants, at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to the Borrower, all at the expense of the Borrower to the extent conducted by the Agent, its representatives or independent contractors; provided, Agent agrees that it will not conduct any such audit and examination described in this clause (i) above unless either an Event of Default exists or the aggregate outstanding amount of Revolving Loans and Letters of Credit exceed $125,000,000 at any time; provided further that, in the event that the aggregate outstanding amount of Revolving Loans and Letters of Credit exceed $125,000,000 at any time in any twelve month period, the Agent may, in its discretion, conduct one (1) such audit and examination described in this clause (i) above in such twelve month period, which audit and examination shall be paid for by the Borrower, and (ii) conduct appraisals of Collateral, independently of or in conjunction with the visits, inspections, audits and examinations provided for in clause (i) above, all at the expense of the Borrower; provided, Agent agrees that it will not conduct any such appraisal described in this clause (ii) above unless either an Event of Default exists or the aggregate outstanding amount of Revolving Loans and Letters of Credit exceed $125,000,000 at any time; provided further that, in the event that the aggregate outstanding amount of Revolving Loans and Letters of Credit exceed $125,000,000 at any time in any twelve month period, the Agent may, in its discretion, at any time in any twelve month period, conduct one (1) such appraisal described in this clause (ii) above in such twelve month period which appraisal shall be paid for by the Borrower. Notwithstanding any limitations contained in clauses (i) and (ii) above, (A) when an Event of Default exists, the Agent or any Lender may undertake as many such audits and appraisals as the Agent, in its discretion, determines, at the expense of the Borrower at any time during normal business hours and without advance notice so long as the exercise of such rights shall not unreasonably disrupt the physical operation of retail stores of the Borrower or applicable Material Subsidiary, as the case may be, and (B) if an Event of Default does not exist, the Agent may, in its discretion, undertake additional audits and/or appraisals in any fiscal year, at its expense.”

b.	Section 7.11 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (i) and adding the word “and” at the end of clause (j) and adding the following clause (k) at the end thereof:

“(k) Any Guaranty by the Borrower of Debt of any Person that was a Subsidiary of the Borrower at the time of the making of such Guaranty consisting of Capital Leases in an aggregate amount not to exceed $40,000,000.”

4.	Conditions to Effectiveness. This Fourth Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Agent:

a.	This Fourth Amendment shall have been duly executed and delivered by the Borrower, the Agent and the Majority Lenders. The Agent shall have received a fully executed copy hereof and of each other document required hereunder.

b.	All action on the part of the Borrower necessary for the valid execution, delivery and performance by the Borrower of this Fourth Amendment shall have been duly and effectively taken.

c.	The Borrower shall have reimbursed the Agent for all expenses incurred in connection herewith, including, without limitation, reasonable attorneys’ fees which are reimbursable in accordance with Section 13.7 of the Credit Agreement.

d.	After giving effect to this Fourth Amendment, no Default or Event of Default shall have occurred and be continuing.

e.	Saks Fifth Avenue Texas LLC (the “New Guarantor”) shall have delivered the following to the Agent, in form and substance satisfactory to the Agent:

i.	Certificate of Legal Existence and Good Standing issued by the State of Delaware.

ii.	Certificate of the New Guarantor’s Secretary of the due adoption, continued effectiveness, and setting forth the text of each corporate resolution adopted in connection with the loan arrangement and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.

iii.	Execution and delivery by the New Guarantor of the following Loan Documents:

a)	Joinder Agreement; and

b)	Such other documents and agreements as the Agent may reasonably require.

f.	The Agent shall have received results of searches or other evidence reasonably satisfactory to the Agent (dated as of a date reasonably satisfactory to the Agent) indicating the absence of Liens on the assets of the New Guarantor, except for Permitted Liens and Liens for which termination statements and releases or subordination agreements are being tendered on the date hereof.

g.	The Agent shall have received all documents and instruments, including financing statements, required by law or reasonably requested by the Agent to be filed, registered or recorded to create or perfect the first priority Liens intended to be created under the Loan Documents with respect to the New Guarantor and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Agent.

h.	The Borrower shall have provided such additional instruments and documents, as the Agent and their counsel may have reasonably requested.

5.	Miscellaneous.

a.	Except as provided herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. After giving effect to this Fourth Amendment, the Borrower hereby ratifies, confirms, and reaffirms all of the representations, warranties and covenants contained in the Credit Agreement and the other Loan Documents. Without limiting the generality of the foregoing, the Borrower hereby acknowledges, confirms and agrees that all Collateral shall continue to secure the Obligations as modified and amended pursuant to this Fourth Amendment, and any future modifications, amendments, substitutions or renewals thereof.

b.	This Fourth Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, each shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page hereto by telecopy shall be as effective as delivery of a manually executed counterpart hereof.

c.

This Fourth Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon. Any determination that any provision of this Fourth

Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Fourth Amendment. Nothing contained herein shall be deemed to constitute a waiver of any Events of Default now existing or hereafter arising under the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed and their seals to be hereto affixed as the date first above written.

SAKS INCORPORATED

By:	/s/ Michael Vincent
Print Name: Michael Vincent
Title:	Vice President – Treasurer

BANK OF AMERICA, N.A., as Agent

By:	/s/ Christine Hutchinson
Print Name: Christine Hutchinson
Title:	Principal

CITICORP NORTH AMERICA, INC.

By:	/s/ Marcus Wunderlich
Print Name: Marcus Wunderlich
Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Rebecca A. Ford
Print Name: Rebecca A. Ford
Title:	Duly Authorized Signatory

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Marc Brier
Print Name: Marc Brier
Title:	Director

JPMORGAN CHASE BANK, N.A.

By:	/s/ David Lehner
Print Name: David Lehner
Title:	Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.

By:	/s/ Manuel Borges
Print Name: Manuel Borges
Title:	Vice President

WELLS FARGO FOOTHILL, LLC

By:	/s/ Maged Ghebrial
Print Name: Maged Ghebrial
Title:	Vice President

NATIONAL CITY BUSINESS CREDIT, INC.

By:	/s/ Matthew Potter
Print Name: Matthew Potter
Title:	Vice President

AMSOUTH BANK (Regions Bank)

By:	/s/ Cynthia Murinos
Print Name: Cynthia Murinos
Title:	Attorney In Fact

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Jerold Slutsky
Print Name: Jerold Slutsky
Title:	Vice-President

UBS AG, STAMFORD BRANCH

By:	/s/ David B. Julie
Print Name: David B. Julie
Title:	Associate Director

By:	/s/ Irja R. Otsa
Print Name: Irja R. Otsa
Title:	Associate Director

HSBC BUSINESS CREDIT (USA), INC.

By:	/s/ Paul Niemozyk
Print Name: Paul Niemozyk
Title:	Assistant Vice President

FIRST COMMERCIAL BANK

By:	/s/ James W. Brunstad
Print Name: James W. Brunstad
Title:	Senior Vice President